Exhibit 99.1

TRUSTEE’S DISTRIBUTION STATEMENT

THE	TO THE HOLDERS OF:
BANK OF	Corporate Bond-Backed Certificates
NEW	Series 1998-ADM-1
YORK	Class A-1 Certificates
CUSIP NUMBER: 21987HAS4

In accordance with the Standard Terms, The Bank of New York, as trustee submits the following cash basis statement for the period ending :  December 15, 2008

INTEREST ACCOUNT
Balance as of June 15, 2008		$0.00
Schedule Income received on securities		$1,042,501.00
Unscheduled Income received on securities		$0.00
Interest Received on sale of Securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,039,501.00
Trustee Fees	$2,250.00
Fees allocated for third party expenses	$750.00
Balance as of December 15, 2008	Subtotal	$0.00

PRINCIPAL ACCOUNT
Balance as of June 15, 2008		$0.00
Scheduled Principal payment received on securities		$1,243,180.00
Principal received on sale of securities		$0.00
LESS:
Distribution to Class A-1 Holders	$1,243,180.00
	Subtotal	$0.00
Balance as of December 15, 2008	Balance	$0.00

UNDERLYING SECURITIES HELD AS OF: December 15, 2008
$65,775,000 6.95% Debentures
due 2097 issued by
Archer-Daniels-Midland Company
CUSIP NUMBER: 039483AP7